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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Niska Gas Partners LLC:

        We consent to the incorporation by reference in the registration statements on From S-8 (No. 333-177936) and Form S-3 (No. 333-174988 and No. 333-190278) of Niska Gas Storage Partners LLC of our reports dated June 10, 2016, with respect to the consolidated balance sheets of Niska Gas Storage Partners LLC as of March 31, 2016 and 2015, and the related consolidated statements of earnings (loss) and comprehensive income (loss), changes in member' equity, and cash flows for each of the years in the three-year period ended March 31, 2016, and the effectiveness of internal control over financial reporting as of March 31, 2016, which reports appear in the March 31, 2016 annual report on Form 10-K of Niska Gas Storage Partners LLC.

(signed) KPMG LLP
Houston, Texas
June 10, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm